Exhibit 1



                               7,000,000 Shares

                             WYNN RESORTS, LIMITED

                                 Common Stock

                               ($0.01 Par Value)


                         EQUITY UNDERWRITING AGREEMENT


                                                                   May 7, 2004



DEUTSCHE BANK SECURITIES INC.
   As Representative of the several
   Underwriters named in Schedule I
   attached hereto


c/o  Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

         Wynn Resorts, Limited, a Nevada corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto, for whom Deutsche Bank Securities Inc. ("you" or "DBSI") is acting as the representative (the "Representative"), an aggregate of 7,000,000 shares (the "Firm Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 1,050,000 additional shares (the "Option Shares") of the Company's Common Stock as set forth below.

         As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the account of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." The offering and sale of the Shares is referred to herein as the "Offering".

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to each of the Underwriters as follows:

                  (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-114022), and related prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Common Stock and other securities, as described therein, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the "Rules and Regulations") under the Securities Act, which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered or made available to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act increasing the size of the Offering by registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement relating to this Offering has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company, if required by the Rules and Regulations of the Commission or by the Securities Act, proposes to file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) under the Securities Act ("Rule 424(b)"). The base prospectus contained in the Registration Statement, at the time such registration statement was declared effective, as supplemented by the final prospectus supplement relating to the Offering in the form in which it is to be filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term "Prospectus" shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing, on or prior to the Closing Date, of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (the "EDGAR System").

                  (b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act ("Rule 434"), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act (and incorporated by reference) was or is filed and at the Closing Date, the Registration Statement and the Prospectus and any such amendments thereof and supplements thereto contained or will contain all statements which are required to be stated therein and complied or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, as applicable. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection
(b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use therein.

                  (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Nevada, with corporate power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under this Agreement. Each of the subsidiaries of the Company is listed on Exhibit A hereto (each a "Subsidiary," and collectively, the "Subsidiaries") and has been duly organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own or lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed on Exhibit A hereto. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except for such jurisdictions where the failure to so qualify would not, individually or in the aggregate, reasonably be expected to result in any material adverse change in the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (any such change, a "Material Adverse Change"). The outstanding membership interests and shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, the shares of capital stock of such Subsidiaries are fully paid and non-assessable and, except as accurately described in all material respects in the Registration Statement or Prospectus or as set forth on Exhibit A, all such interests and shares are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and except as accurately described in all material respects in the Registration Statement or Prospectus or as set forth on Exhibit A, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries.

                  (d) As of the date hereof, the authorized capital stock of the Company consists only of 400,000,000 shares of Common Stock, par value $0.01 per share, and 40,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date hereof, there are 82,168,484 shares of Common Stock and no shares of Preferred Stock outstanding. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The Shares to be issued by the Company pursuant to this Agreement have been duly authorized by all necessary corporate action, and such Shares, when issued, will be validly issued, fully paid and non-assessable; and, except as set forth in the Registration Statement or the Prospectus, no preemptive rights, rights of first refusal or other similar rights of stockholders or others exist with respect to any of the Shares or the issue and sale thereof by the Company. Neither the filing of the Registration Statement nor the Offering or sale of the Shares contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The Common Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificate for the shares of Common Stock conforms to the form required by the corporate law of the state of Nevada.

                  (e) The table relating to the capitalization of the Company under the heading "Capitalization" set forth in the Prospectus, including the footnotes thereto, (i) with respect to the actual capitalization of the Company as of March 31, 2004, presents fairly the information contained therein and (ii) with respect to the expected capitalization of the Company as of March 31, 2004 on an as adjusted basis giving effect to the sale of the Shares and the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus, was prepared in good faith by the Company, and represents the best estimates and assumptions of the Company with respect to the information contained therein. All of the Shares conform to the description thereof contained in the Registration Statement.

                  (f) As of their respective dates and at all subsequent times up to and including the Closing Date (as defined in Section 2.2(b) (and, if any Option Shares are purchased, the Option Closing Date (as defined in Section 2.2(c), the Registration Statement and the Prospectus, as amended or supplemented by any amendments and supplements thereto, do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.

                  (g) The consolidated financial statements of the Company and its Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "financial statements"), present fairly the consolidated financial position and the results of operations and cash flows of the Company and its Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting as applied in the United States, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus, including such data set forth under the captions "Capitalization" and "Selected Consolidated Historical Financial Data," presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company and its Subsidiaries. The as adjusted financial information included or incorporated by reference in the Registration Statement and the Prospectus presents fairly in all material respects the information shown therein, has been properly compiled on the bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (h) Deloitte & Touche LLP, which has audited and certified the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, is an independent public accountant as required by the Securities Act and the Rules and Regulations of the Commission.

                  (i) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required. The pro forma and as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly in accordance with generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified.

                  (j) The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable and good faith basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma and as adjusted financial information give appropriate effect to those assumptions; and such pro forma and as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (k) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened (i) against the Company or any of the Subsidiaries or (ii) that has as the subject thereof any officer or director of, or property owned or leased by or to, the Company or any of its Subsidiaries, in each case, before any court or administrative agency or otherwise where, in any such case, (A) there is a reasonable possibility of such action, suit or proceeding being determined adversely to the Company or its Subsidiaries and (B) any such action, suit, claim or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change, or prevent, adversely affect, hinder or delay the consummation of the transactions contemplated by this Agreement or the performance by the Company or any of its Subsidiaries of their obligations hereunder except as otherwise disclosed in the Registration Statement or the Prospectus. Except as otherwise disclosed in the Registration Statement or the Prospectus, neither the Company nor any of its Subsidiaries is involved in any labor dispute with the employees of the Company or any of its Subsidiaries or predecessors, or with the employees of any principal supplier, contractor or sub-contractor of the Company or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Change, and, to the best of the Company's knowledge, no such dispute is threatened or imminent.

                  (l) Except as disclosed in the Registration Statement or the Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them or reflected as owned by them in the Registration Statement and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the consolidated financial statements described in Section 1(g) above or that do not, individually or in the aggregate, materially and adversely affect the value of such property and do not, individually or in the aggregate, materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries. Except as disclosed in the Registration Statement or the Prospectus, the real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such leased real property, improvements, equipment or personal property by the Company or such Subsidiary.

                  (m) The Company and its Subsidiaries have timely filed all federal, state, local and foreign tax returns that have been required to be filed, all of which tax returns are true, correct and complete in all material respects, and have timely paid all taxes due and payable, except (i) as may be being contested in good faith and by appropriate proceedings and for which the Company and its Subsidiaries have established reserves that are adequate for the payment thereof and are in conformity with generally accepted accounting principles as applied in the United States or (ii) to the extent that the failure to timely file any such tax returns or to timely pay such taxes has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. All material taxes of the Company and its Subsidiaries not yet due and payable have been provided for in the consolidated financial statements described in Section 1(g) above to the extent required by and in conformity with generally accepted accounting principles as applied in the United States, and the Company has not received written notice of any actual or proposed additional material tax assessment against the Company or any of its Subsidiaries.

                  (n) Except as disclosed in each of the Registration Statement and the Prospectus, since the respective dates as of which information is given in each of the Registration Statement and the Prospectus, as each may be amended or supplemented, (i) there has not been any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, (ii) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other Subsidiaries, any of its Subsidiaries on any class of capital stock or repurchase or redemption or call by the Company or any of its Subsidiaries of capital stock.

                  (o) The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Registration Statement and the Prospectus have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

                  (p) Neither the Company nor any of its Subsidiaries is or with the giving of notice or passage of time, or both, will be, in violation of or in default under (i) its charter, by-laws, operating agreement or other organizational document or (ii) the terms of any other security issued by it or any obligation, agreement, covenant or condition contained in any stockholders' agreement, contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, the "Agreements and Instruments") except, solely with respect to this clause (ii), for such violations or defaults that would not reasonably be expected to result in a Material Adverse Change. The (x) execution, delivery and performance of this Agreement, and any other material agreement or instrument entered into or issued or to be entered into or issued by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or thereby, (y) compliance by the Company and its Subsidiaries with their obligations hereunder or thereunder and (z) consummation of the transactions contemplated by this Agreement or the Prospectus (including the issuance and sale of the Shares and the use of the proceeds therefrom in the manner set forth under the caption "Use of Proceeds" in the Prospectus), do not and will not, (i) (A) require the consent from any other party that has not already been obtained, (B) result in a breach of or conflict with any of the terms and provisions of any Agreements and Instruments, (C) constitute a default (or an event which with notice or the passage of time, or both, would constitute a default) under any Agreements and Instruments, (D) except with respect to transactions contemplated by the Registration Statement and the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or (E) trigger a Repayment Event (as defined below) pursuant to any Agreements or Instruments, except for such failure to obtain necessary consents, breaches, conflicts, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Change; (ii) violate any provision of the charter, by-laws, operating agreement or other organizational document of the Company or any of its Subsidiaries as applicable; or (iii) violate any applicable law, statute, rule, regulation, judgment, order, writ, decree, ordinance or directive, of any government, judicial, regulatory or other legal or governmental instrumentality, agency, body or court, domestic or foreign, having jurisdiction over it or any of its assets or properties, except as would not reasonably be expected to have a Material Adverse Change. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

                  (q) No approval, consent, order, authorization, designation, declaration or filing by or with any government, judicial, regulatory, administrative or other legal or governmental body, foreign or domestic (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer's Office and the Macau Special Administrative Region of the People's Republic of China) (together, the "Consents") is necessary in connection with the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement or the Prospectus, except (a) such as have been already obtained, (b) the registration under the Securities Act or the Rules and Regulations of the Shares, which has become effective, (c) approvals by or from the gaming and other regulatory authorities (including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, the Public Utilities Commission of Nevada, the Nevada State Engineer's Office and the Macau Special Administrative Region of the People's Republic of China), which have been obtained, (d) such Consents as may be required under the State securities of Blue Sky Laws, the Nasdaq National Market or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters, each of which, except as disclosed in the Prospectus, has been obtained and is in full force and effect, and (e) as disclosed in the Registration Statement and the Prospectus.

                  (r) Except as disclosed in the Registration Statement or the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and each of its Subsidiaries has obtained and holds all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, variances, qualifications, easements, rights of way, liens and other rights, privileges and approvals (including with respect to environmental laws) required under any federal, state, local or foreign law or governmental authority ("Permits") for the ownership or current use of all real property owned or leased by the Company or such Subsidiary and for any other property otherwise currently operated by or on behalf of, or for the benefit of, such entity and for the operation of each of its businesses as presently conducted, (ii) all such Permits are in full force and effect, and the Company and each of its Subsidiaries has performed and observed all requirements of such Permits, (iii) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit, (iv) no such Permits contain any restrictions, either individually or in the aggregate, that are materially burdensome to the Company or any of its Subsidiaries, or to the current operation of any of its businesses or any property currently owned, leased or otherwise operated by such entity, (v) the Company and each of its Subsidiaries reasonably believes that each of its Permits will be timely renewed and complied with, without material expense, and that any additional Permits that may be required of such entity in order to conduct its business as proposed to be conducted will be timely obtained and complied with, without material expense, and (vi) the Company does not have any knowledge or any reason to believe that any governmental authority is considering limiting, suspending, revoking or renewing any such Permits on terms materially more burdensome than the terms of such Permit as in effect as the date hereof.

                  (s) Except as otherwise disclosed in the Registration Statement or the Prospectus or as would not reasonably be expected to result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is or has in the past been in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the real property owned or leased by the Company or any of its Subsidiaries or any improvements thereon (the "Sites") or transported thereto or therefrom, any Hazardous Materials that would reasonably be expected to subject the Company or any of its Subsidiaries to any liability under any Environmental Law; (iii) there are no underground tanks and no Hazardous Materials used, stored or present at or on the Sites that would reasonably be expected to result in liability for the Company or any of its Subsidiaries under applicable Environmental Laws; (iv) to the knowledge of the Company after due inquiry, there is or has been no condition, circumstance, action, activity or event that could reasonably form the basis of any violation of, or any liability to the Company or any of its Subsidiaries under, any Environmental Law; (v) there is no pending or, to the knowledge of the Company, threatened, action, proceeding, investigation or inquiry by any regulatory or governmental body or any non-governmental third party with respect to the presence or release of Hazardous Materials, on, from or to the Sites; (vi) the Company does not have any knowledge of any past or existing violations of any applicable Environmental Laws by any person relating in any way to the Sites; and (vii) neither the Company nor any of its Subsidiaries has received any complaint, adverse order, directive, citation or adverse notice from any governmental body with respect to any Environmental Law.

                  (t) Except as otherwise disclosed in the Registration Statement or the Prospectus, (i) the Company and its Subsidiaries each own or possess the valid right to use all trademarks, trade names, service marks, domain names and copyrights (together with the applications for registrations and registrations therefor), non-patent license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, materials, systems or procedures), technologies, inventions and other non-patent intellectual property or non-patent proprietary rights (collectively, "Intellectual Property"), which are material to any of their businesses and are presently used in their businesses, and neither the Company nor any of its Subsidiaries has any reason to believe that it or they will not own or possess or be able to obtain when needed the valid right to use all Intellectual Property necessary to carry on their businesses as presently proposed to be conducted; (ii) neither the Intellectual Property owned or used by, nor the conduct or operation of the businesses (as presently and proposed to be conducted or operated) of, the Company or any of its Subsidiaries has infringed upon, misappropriated or violated, or, if the businesses are conducted or operated as presently intended, will, to the knowledge of the Company or any of its Subsidiaries, infringe upon, misappropriate or violate, any Intellectual Property of any other person or entity; (iii) to the knowledge of the Company, none of the Intellectual Property or the patents or patent rights (collectively, the "Patents"), employed by the Company or any of its Subsidiaries has been obtained or is being used by the Company or any such Subsidiary in violation of any contractual obligation binding on the Company, such Subsidiary or any of their respective officers, directors or employees or otherwise in violation of the rights of any persons, except as would not reasonably be expected to result in a Material Adverse Change; (iv) neither the Company nor any of its Subsidiaries has received any written communications or been served with any document relating to any action or proceeding, nor, to the knowledge of the Company or any of its Subsidiaries, is any action or proceeding pending, alleging that the Company or any such Subsidiary has violated, infringed upon or misappropriated, or, by conducting its business as set forth in the Registration Statement and the Prospectus, would violate, infringe upon or misappropriate, any of the Intellectual Property or Patents of any other person or entity; (v) the Company does not know of any material infringement by others of Intellectual Property or Patents owned by or licensed to the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has any reason to believe that it does not own or have a valid right to use, or will not own or possess or be unable to acquire or obtain the valid right to use, any Patents necessary to carry on their businesses as presently conducted or as proposed to be conducted; and (vii) neither the Company nor its Subsidiaries has any reason to believe that the Patents owned or used by the Company or any of its Subsidiaries, or the conduct or operation of their businesses has infringed, or that the Patents or the conduct or operation of businesses as presently or proposed to be conducted will infringe, any Patent of any other person or entity. The Company and its Subsidiaries have taken all reasonable steps necessary to secure their interests in, and protect the secrecy, confidentiality and value of, their Intellectual Property and Patents, including without limitation entering into written confidentiality agreements with their employees and contractors.

                  (u) Neither the Company, nor to the Company's knowledge, any of its affiliates (within the meaning of Rule 144 under the Securities Act) (each, an "Affiliate"), has taken, nor will the Company, or to the Company's knowledge, any of such Affiliates take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

                  (v) Neither the Company nor any of its Subsidiaries is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, none of them will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act") and the Rules and Regulations of the Commission.

                  (w) Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utilities Holding Company Act of 1935, as amended, or is a "public utility," as such term is defined in the Federal Power Act, as amended.

                  (x) To the Company's knowledge, there are no affiliations or associations between any member of the NASD and any of the Company's officers, directors or 5% or greater securityholders, other than (i) as set forth in the Registration Statement and the Prospectus, (ii) Baron Capital Group's Inc. affiliation with Baron Capital (a member of the NASD and a broker dealer for several of its affiliated investment advisory firms) and (iii) Bank of America Corporation's affiliation with Banc of America Securities LLC (a member of the NASD).

                  (y) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (z) The Company and each of its Subsidiaries carry, or are covered by, insurance with insurers of recognized financial responsibility in such amounts, with such deductibles and covering such risks as is commercially reasonable and as the Company and its Subsidiaries deem adequate and prudent for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. Such insurance coverage (including deductibles, retentions and self-insurance amounts) complies with the insurance coverage required at the Closing Date (or if any Option Shares are being purchased, at the Option Closing Date) under the Master Disbursement Agreement, dated as of October 30, 2002, by and among Wynn Las Vegas, LLC, Wynn Las Vegas Capital Corp., Wynn Design & Development, LLC, Deutsche Bank Trust Company Americas, Wells Fargo Bank, National Association and Wells Fargo Bank Nevada, National Association. The Company has no reason to believe that such insurance coverage cannot be renewed as and when such coverage expires or that similar coverage could not be obtained from similar insurers at a cost that would not reasonably be expected to result in a Material Adverse Change (other than as a result of general market conditions).

                  (aa) Except for matters that would not reasonably be expected to result in a Material Adverse Change, the Company and each of its Subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its Subsidiaries would have any liability. Neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
Section 412 with respect to unpaid or delinquent contributions or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"). Except for matters that would not reasonably be expected to result in a Material Adverse Change, each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

                  (bb) The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

                  (cc) Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries or any beneficial owner of 10 percent or more of the capital stock of the Company or any of its Subsidiaries has, with respect to the Company or any of its Subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

                  (dd) Based on the knowledge of the chief executive officer and chief financial officer of the Company, (i) the Annual Report on Form 10-K for the year ended December 31, 2003 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (each a "Report", and together, the "Reports"), fully comply with the requirements of Section 13(a) or 15(d) of the Exchange Act; and (ii) the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its consolidated Subsidiaries as of the date of filing with the Commission.

                  (ee) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations of the Commission thereunder, and, when read together with the other information set forth in, or incorporated by reference in, the Prospectus, at the time the Registration Statement and any amendments thereto became effective and at the Closing Date (as defined below), do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (ff) There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations of the Commission thereunder and which have not been so described or filed.

                  (gg) The Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Company's Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and the outstanding shares of the Company's Common Stock are listed on the Nasdaq National Market and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

                  (hh) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

                  (ii) None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Underwriters, as to whom the Company does not make any representation) has engaged or will engage, in connection with the offering of the offered Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                  (jj) No relationship, direct or indirect, exists between or among any of the Company, a Subsidiary or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company, a Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, a Subsidiary or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company, a Subsidiary or any affiliate of the Company or any of their respective family members which are required to be disclosed in the Registration Statement and the Prospectus and which are not disclosed therein.

                  (kk) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments for sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any wholly owned subsidiary thereof or with respect to any capital stock or other ownership interest that the Company or any of its Subsidiaries owns in a less than wholly owned subsidiary, except (i) as otherwise disclosed in the Prospectus, or (ii) such as are not material to the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

                  (ll) The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 of the Rules and Regulations under the Exchange Act) for the Company and have (i) designed such disclosure controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, (ii) evaluated the effectiveness of the of the Company's disclosure controls and procedures as of a the end of the period (the "Evaluation Date") covered by each Report, and (iii) presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures based on their evaluation as of the Evaluation Date. The chief executive officer and chief financial officer of the Company have disclosed, based upon their evaluation as of the Evaluation Date, to the Company's auditors and the Audit Committee of the Company's Board of Directors (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls. The chief executive officer and chief financial officer have indicated in each Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the Evaluation Date, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (nn) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company (or any Subsidiary) and any person that would give rise to a valid claim against the Company, any Subsidiary or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus or, to the Company's or any Subsidiary's knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any Subsidiary or any of their respective officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the NASD.

                  (mm) Except as disclosed in the Registration Statement and the Prospectus, no holder of any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any "Relevant Security") or debt security has any rights to require registration of any Relevant Security or debt security as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

                  (oo) Any certificate required hereunder signed by or on behalf of the Company and delivered to DBSI or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby (and is subject to the limitations therein, if any).

         The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriter will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

         2.       PURCHASE, SALE AND DELIVERY OF THE SHARES.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $38.31 per share, the number of Firm Shares set forth opposite the name of each Underwriter in
Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds to an account designated by the Company against electronic delivery thereof of the Firm Shares to the accounts of the several Underwriters through the facilities of The Depository Trust Company in New York, New York, in accordance with the instructions from the Representative. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on May 12, 2004 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representative, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Shares are to be delivered. The time and date at which Option Shares are to be electronically delivered shall be determined by the Representative but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day) funds to an account designated by the Company against electronic delivery thereof of the Option Shares to the accounts of the several Underwriters through the facilities of The Depository Trust Company in New York, New York, in accordance with the instructions from the Representative.

         3.       OFFERING BY THE UNDERWRITERS.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representative deems it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representative may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.       COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with the several Underwriters that:

                  (a) If Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to DBSI of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                  (b) Prior to and through the completion of the distribution of the Shares, the Company will notify you promptly (and, if requested by DBSI, will confirm such notice in writing) (i) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (ii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will, prior to and through the completion of the distribution of the Shares, make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. Prior to and through the completion of the distribution of the Shares, the Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus supplement filed with the Commission on May 7, 2004 or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which DBSI shall reasonably object in writing after being timely furnished in advance a copy thereof. The Company will provide DBSI with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit DBSI a reasonable opportunity to review and comment thereon.

                  (c) The Company will cooperate with the Representative in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of the qualification requirements of) the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares. The Company shall advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation of threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

                  (d) The Company consents to the use and delivery of the Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act.

                  (e) The Company will maintain in the Company's files manually signed copies of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of the Prospectus and the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

                  (f) The Company will comply with the Securities Act, the Exchange Act and the Rules and Regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time prior to the consummation of the Offering to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the date of the Prospectus, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the date of the Prospectus, which earnings statement shall comply with the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations, and will advise you in writing when such statement has been so made available.

                  (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or without the prior written consent of DBSI, which consent shall not be unreasonably withheld; provided, however, that the Company may issue (i) shares of its Common Stock upon the exercise of options,
(ii) shares of its Common Stock pursuant to stock grants, (iii) options to purchase its Common Stock, to directors, officers and employees of the Company, issued pursuant to employee or director benefit plans, stock option plans or the employee compensation plans and (iv) at the Company's discretion, up to 1,500,000 shares of Common Stock to be issued in connection with a transaction or series of transactions not initially involving a public offering.

                  (j) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby (including any extensions permitted by the Rules and Regulations thereunder).

                  (k) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                  (l) The Company will use its best efforts to cause each executive officer, director, other person or entity listed on Exhibit B to furnish to you, on or prior to the Closing Date, a letter or letters substantially in the form of Exhibit C hereto (the "Lockup Agreements").

                  (m) The Company will use its best efforts to cause each executive officer, director and 5% or greater stockholder of the Company's Common Stock, on or prior to the Closing Date, a NASD Questionnaire substantially in the form of Exhibit D hereto (the "NASD Questionnaires").

                  (n) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (o) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

                  (p) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

                  (q) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

         5.       COSTS AND EXPENSES.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:
(i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, the Prospectus, this Agreement, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (iv) the filing fees of the Commission; (v) the filing fees and expenses (including reasonable and documented legal fees and disbursements of counsel to the Underwriters, not to exceed $25,000) incident to securing any required review by the NASD of the terms of the sale of the Shares; (vi) the Listing Fee of the Nasdaq National Market; and (vii) the expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters costs and expenses (other than those as described in clauses (v) and (vii) above), including, without limitation, (a) the fees and expenses of counsel to the Underwriters (other than as set forth above), (b) the "roadshow" expenses of the Underwriters and (c) the advertising expenses of the Underwriters incurred in connection with the Offering; provided, however, if the sale of Shares pursuant to Section 2 of this Agreement shall not be consummated because the conditions in Section 6 hereof (other than Section 6(k)) are not satisfied, or because this Agreement is terminated by the Representative pursuant to Section 11(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6.       CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder to be performed prior to the Closing Date or the Option Closing Date, as the case may be, and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall remain effective on the date of this Agreement and through the Closing Date or the Option Closing Date, as the case may be, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex I.

                  (c) The Representative shall have received from Schreck Brignone, Nevada counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex II.

                  (d) The Representative shall have received from Manuel Alexandre de Oliveira Correia de Silva, special Macau counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex III.

                  (e) The Representative shall have received from Fulbright & Jaworski, special regional counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex IV.

                  (f) The Representative shall have received from Mann & Partners, special Isle of Man counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex V.

                  (g) The Representative shall have received from Hoosenally and Neo, special Hong Kong counsel for the Company, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex VI.

                  (h) The Representative shall have received from Lionel, Sawyer & Collins, counsel for Aruze USA, Inc., an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex VII.

                  (i) The Representative shall have received from Nagashima Ohno & Tsunematsu, counsel for Aruze USA, Inc. and Mr. Kazuo Okada, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially in the form attached hereto as Annex VIII.

                  (j) The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative.

                  (k) The Representative shall have received at or prior to the Closing Date from Latham & Watkins LLP a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for the Offering by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representative may reasonably have designated to the Company.

                  (l) You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touche LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained or incorporated by reference in the Registration Statement and Prospectus.

                  (m) The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                           (i) The conditions set forth in subsection (a) of
this Section 6 have been satisfied and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                           (ii) The representations and warranties of the
Company contained in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

                           (iii) The final Prospectus has been filed pursuant
to Rule 424;

                           (iv) He or she has carefully examined the
Registration Statement and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                           (v) Since the respective dates as of which
information is given in the Registration Statement and Prospectus, there has not been any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business.

                  (n) Latham & Watkins LLP, on behalf of the Representative, shall have submitted information regarding this transaction to the NASD for review under NASD Rule 2710 and the NASD shall have issued an opinion that it has "no objection" to the proposed underwriting terms and arrangements among the Company and the several Underwriters set forth in this Agreement.

                  (o) The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

                  (p) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the Nasdaq National Market

                  (q) Each executive officer, director, other person or entity listed Exhibit B shall have executed and delivered to the Representative the Lock-up Agreements, and such Lock-up Agreements are in full force and effect.

                  (r) For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Option Shares, any Option Closing Date, in the judgment of the Representative, there shall not have occurred any Material Adverse Change.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Latham & Watkins LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7.       CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or
(iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof; provided, further, that the Company will not be liable to any Underwriter with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus to the extent that (1) such loss, claim, damage, or liability results from an untrue statement of a material fact or an omission of a material fact contained therein, which untrue statement or omission was corrected in the final Prospectus or a supplement to the final Prospectus, (2) the Company had previously furnished sufficient quantities of the final Prospectus or the supplement to the final Prospectus, as applicable, to such Underwriter within a reasonable amount of time prior to such sale, and (3) such Underwriter failed to deliver the final Prospectus or the supplement to the final Prospectus, as applicable, if required by law to have so delivered it, and such delivery would have been a complete defense against the person asserting such loss, claim, liability, expense, or damage. The Company also agrees to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the Offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representative specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
Section 8(a) and by the Company in the case of parties indemnified pursuant to
Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

                  (d) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the Offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) In any proceeding relating to the Registration Statement, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any state or federal court in New York City, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of
(i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9.       DEFAULT BY UNDERWRITERS.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company) you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10.      NOTICES.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (i) if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005;
Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, with a copy to Underwriter's Counsel at Latham & Watkins LLP, 663 West Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Pamela B. Kelly, Esq.; and (ii) if to the Company, to Marc H. Rubinstein, Esq., and its counsel at Skadden, Arps, Slate, Meagher & Flom LLP at the addresses set forth in the Registration Statement.

         11.      TERMINATION.

                  This Agreement may be terminated by you:

                  (a) by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Change or any development that could, in your judgment, be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business,
(ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company's Common Stock by the Nasdaq National Market, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion would result in a Material Adverse Change in the securities markets in the United States; or

                  (b) as provided in Sections 6 and 9 of this Agreement.

         12.      SUCCESSORS.

                  This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         13.      INFORMATION PROVIDED BY UNDERWRITERS.

                  The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third, tenth through seventeenth and twenty-third paragraphs under the caption "Underwriting" in the Prospectus.

         14.      PARTIAL ENFORCEABILITY.

                  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

         15.      MISCELLANEOUS.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


                           (Signature Page Follows)

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.


                                            Very truly yours,

                                            WYNN RESORTS, LIMITED
                                            a Nevada corporation

                                            By: /s/ Ronald J. Kramer
                                                ----------------------------
                                            Name:    Ronald J. Kramer
                                            Title:   President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.

As Representative of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.


/s/  A. Drew Goldman
---------------------------------
Name:    A. Drew Goldman
Title:   Director


/s/  Geoffrey S. Bedrosian
---------------------------------
Name:    Geoffrey S. Bedrosian
Title:   Director